As filed with the Securities and Exchange Commission on May 15, 2020
Registration No. 333-231764
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MYOVANT SCIENCES LTD.
(Exact name of registrant as specified in its charter)
Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
44 (207) 400-3351
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808-1674
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth Guernsey Brett White Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Matthew Lang General Counsel and Corporate Secretary Myovant Sciences Ltd. c/o Myovant Sciences, Inc. 2000 Sierra Point Parkway, 9th Floor Brisbane, CA 94005 (650) 238-0250	Frank Karbe Principal Financial and Accounting Officer Myovant Sciences Ltd. c/o Myovant Sciences, Inc. 2000 Sierra Point Parkway, 9th Floor Brisbane, CA 94005 (650) 238-0250
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Shares, par value $0.000017727 per share	(2)	(3)	(3)	—
Preference Shares, par value $0.000017727 per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Total Primary Offering	(2)		$300,000,000	$38,940(1)
Secondary Offering:
Common Shares, par value $0.000017727 per share, issuable upon the exercise of warrant(4)	23,910	$12.77(5)	$305,331(5)	$39.64
Total			$300,305,331	$38,979.64

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)
There are being registered hereunder such indeterminate number of common shares and preference shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common shares, preference shares or debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of common shares and preference shares and amount of debt securities as may be issued upon conversion of or exchange for preference shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of common shares and preference shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per unit and class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)
Consists of common shares issuable upon exercise of a warrant. Pursuant to Rule 416(a) under the Securities Act, the number of common shares being registered on behalf of the selling shareholder shall be adjusted to include any additional common shares that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on an average of the high and low reported sales prices of the registrant’s common shares as reported on the New York Stock Exchange on May 11, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
$300,000,000

Common Shares
Preference Shares
Debt Securities
Warrants
and
23,910 Common Shares Offered by the Selling Shareholder
From time to time, we may offer up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings, either individually or in combination with other securities. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
In addition, the selling shareholder named in this prospectus may from time to time offer up to 23,910 of our common shares on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any proceeds from any sale of these common shares by the selling shareholder.
This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide the specific terms of the securities offered in a supplement to this prospectus. The selling shareholder named in this prospectus may sell the common shares beneficially held by that selling shareholder specified under the caption “Selling Shareholder” in this prospectus without a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
We will not receive any proceeds from the sales of our common shares by the selling shareholder. See “Selling Shareholder” for a more detailed discussion about the selling shareholder.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “MYOV”. On May 14, 2020, the last reported sales price of our common shares was $12.04 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Except for sales by the selling shareholder named in this prospectus with respect to the shares beneficially held by that selling shareholder specified under the caption “Selling Shareholder,” this prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment or other options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of common shares by the selling shareholder.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 14, 2020.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000 and the selling shareholder named in this prospectus may offer up to 23,910 of our common shares. This prospectus provides you with a general description of the securities we may offer.
Each time we or the selling shareholder sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We or the selling shareholder may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we or the selling shareholder may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.
EXCEPT FOR SALES BY THE SELLING SHAREHOLDER NAMED IN THIS PROSPECTUS WITH RESPECT TO THE SHARES BENEFICIALLY OWNED BY THAT SELLING SHAREHOLDER SPECIFIED UNDER THE CAPTION “SELLING SHAREHOLDER,” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus that we or the selling shareholder may authorize to be provided to you. Neither we nor the selling shareholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or the selling shareholder may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any applicable prospectus supplement.
i

INDUSTRY AND MARKET DATA
Certain industry data and market data included in this prospectus and the documents incorporated by reference herein were obtained from independent third-party surveys, market research and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
ii

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Unless the context indicates otherwise, as used in this prospectus, the terms “Myovant,” “the Company,” “we,” “us” and “our” refer to Myovant Sciences Ltd. and our subsidiaries. We use Myovant and the Myovant logo as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.
Our Company
Overview
We are a healthcare company focused on redefining care for women’s health and prostate cancer. Our lead product candidate is relugolix, a once-daily, oral, gonadotropin-releasing hormone, or GnRH, receptor antagonist for which we have successfully completed multiple Phase 3 clinical studies across three distinct indications. We are preparing for potential commercial launches in the U.S. of relugolix combination tablet (relugolix 40 mg, estradiol 1.0 mg and norethindrone acetate 0.5 mg) for women with heavy menstrual bleeding associated with uterine fibroids or pain associated with endometriosis and relugolix monotherapy tablet (120 mg) for men with advanced prostate cancer, in anticipation of U.S. Food and Drug Administration, or FDA, approval to market in these indications. We submitted our New Drug Application, or NDA, to the FDA for relugolix monotherapy tablet for the treatment of men with advanced prostate cancer in April 2020, and currently expect to submit a NDA to the FDA for relugolix combination tablet for the treatment of women with heavy menstrual bleeding associated with uterine fibroids in May 2020. In April 2020, we announced positive results from the first of two replicate Phase 3 clinical studies evaluating relugolix combination therapy in women with pain associated with endometriosis, and expect to announce top-line results from the second study in the second quarter of calendar year 2020. In addition, we are developing MVT-602, an oligopeptide kisspeptin-1 receptor agonist, for the treatment of female infertility as part of assisted reproduction. Takeda Pharmaceuticals International AG, or Takeda, a subsidiary of Takeda Pharmaceutical Company Limited, the originator of relugolix, granted us a worldwide license to develop and commercialize relugolix (excluding Japan and certain other Asian countries) and an exclusive right to develop and commercialize MVT-602 in all countries worldwide. On March 30, 2020, we entered into an exclusive license agreement with Gedeon Richter Plc., or Richter, for Richter to commercialize relugolix combination tablet for uterine fibroids and endometriosis in certain territories outside of the U.S. Under this agreement, we have retained all of our rights to relugolix combination tablet in the U.S. and Canada, as well as rights to relugolix in other therapeutic areas outside of women’s health. In March 2020, we submitted a Marketing Authorisation Application, or MAA, to the European Medicines Agency, or EMA, for relugolix combination tablet in uterine fibroids. The MAA submission has completed validation and is now under evaluation by the EMA.
Since our inception, we have devoted substantially all of our efforts to identifying and in-licensing our product candidates, organizing and staffing our company, raising capital, preparing for and advancing the clinical development of our product candidates and preparing for potential future regulatory approvals and commercialization of relugolix combination tablet and relugolix monotherapy tablet.
On December 27, 2019, Sumitovant BioPharma Ltd., or Sumitovant, a subsidiary of Sumitomo Dainippon Pharma Co., Ltd., or Sumitomo Dainippon Pharma, became our majority shareholder and a related party after acquiring approximately 50.2% of our common shares outstanding on December 27, 2019. These common shares were acquired from our former majority shareholder, Roivant Sciences Ltd., or Roivant, at the closing of a transaction between Roivant and Sumitomo Dainippon Pharma. As of March 31, 2020, Sumitovant directly, and Sumitomo Dainippon Pharma indirectly, own approximately 52.1% of our outstanding common shares. As a result of the transfer of these common shares, Roivant no longer beneficially owns any of our common shares.

Risk Factors Associated with Our Business
Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks, and the risks incorporated by reference into this prospectus, before you invest in our securities. In particular, our risks include, but are not limited to, the following:
•
We believe our current cash, cash equivalents, marketable securities, and current borrowing capacity under the Loan Agreement with Sumitomo Dainippon Pharma will not be sufficient for us to fund our anticipated level of operations until we become cash flow positive. If we fail to obtain additional capital, we will not be able to complete the development of, seek regulatory approval for, and commercialize our product candidates;

•
We are required to meet certain terms and conditions to draw down funds under the Sumitomo Dainippon Pharma Loan Agreement. If we are unable to meet such terms and conditions, we may not be able to access funding from the Sumitomo Dainippon Pharma Loan Agreement;

•
We are heavily dependent on the success of relugolix combination tablet for our women’s health indications of uterine fibroids and endometriosis, relugolix monotherapy tablet for men with advanced prostate cancer, and MVT-602, which are still under clinical development. If relugolix combination tablet, relugolix monotherapy tablet or MVT-602 does not receive regulatory approval or is not successfully commercialized, our business will be harmed;

•	The terms of the Sumitomo Dainippon Pharma Loan Agreement place restrictions on our operating and financial flexibility;
•	We may not be successful in our efforts to identify and acquire or in-license additional product candidates;
•
We rely on agreements with Takeda to provide rights to the core intellectual property relating to our existing product candidates and to supply us with clinical study and some of our needed commercial material to support development and potential commercialization of relugolix. Any termination or loss of significant rights under those agreements or any adverse action harming our ability to utilize drug supply manufactured by Takeda would adversely affect our development or commercialization of relugolix;

•
Clinical studies are very expensive, time-consuming, difficult to design and implement, and involve uncertain outcomes. Clinical study failures can occur at any stage of clinical studies, and we could encounter problems that cause us to suspend, abandon or repeat clinical studies. We cannot predict with any certainty the timing for commencement or completion of current or future clinical studies;

•
We are dependent on the research and development of relugolix and MVT-602 previously conducted by Takeda, and if Takeda did not conduct this research and development in compliance with applicable requirements this could result in increased costs and delays in our development of these product candidates; and

•
Recruitment, enrollment and retention of patients in clinical studies is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control.

Company Information
We are an exempted company limited by shares incorporated under the laws of Bermuda on February 2, 2016, under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016.
Our principal executive offices are located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom, and our telephone number is +44 (207) 400 3351. We maintain additional offices in Brisbane, California and Basel, Switzerland. Our website address is www.myovant.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

The Securities We May Offer
We may offer common shares and preference shares, various series of debt securities and warrants to purchase any of such securities, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important Bermuda and U.S. federal income tax considerations, if any.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
Common Shares. We may issue common shares from time to time. Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, subject to the limitations described below. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares. We may issue preference shares from time to time, in one or more series. Under Bermuda law and our amended and restated bye-laws, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to establish preference shares in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preference shares, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common shares. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Any convertible preference shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preference shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preference shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, or the SEC, the form of any certificate of designation that describes the terms of the series of preference shares that we are offering before the issuance of the related series of preference shares. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preference shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preference shares.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or preference shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of common shares, preference shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preference shares and/or debt securities, and the warrants may be attached to or separate from these securities.
In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Except for sales by the selling shareholder named in this prospectus with respect to the shares beneficially owned by that selling shareholder specified under the caption “Selling Shareholder,” this prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
The Securities the Selling Shareholder Named in This Prospectus May Offer
The selling shareholder named in this prospectus may offer the common shares acquired by the selling shareholder upon exercise of a warrant to purchase our common shares without delivering a prospectus supplement. See “Selling Shareholder” for additional information regarding this selling shareholder and the number of shares the selling shareholder may sell using this prospectus.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs, preparations for potential future regulatory approvals, commercialization of relugolix combination tablet and relugolix monotherapy tablet, and potential business development opportunities, as well as for working capital, and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, the documents incorporated by reference and any free writing prospectus prepared by or on behalf of us or the selling shareholder or to which we or the selling shareholder have referred you contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding:
•
the impact of pandemics, epidemics or outbreaks of infectious diseases, including the effect that the COVID-19 pandemic and related “shelter-in-place” orders and other measures will have on our business operations, financial conditions and results of operations;

•
the success and anticipated timing of our clinical studies for relugolix combination therapy (relugolix 40 mg, plus estradiol 1.0 mg and norethindrone acetate 0.5 mg), relugolix 120 mg as a monotherapy, and MVT-602;

•	the anticipated start dates, durations and completion dates of our ongoing and future nonclinical and clinical studies;
•	the anticipated designs of our future clinical studies;
•
the anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approvals for relugolix combination tablet, relugolix monotherapy tablet, MVT-602 and any future product candidates;

•	our ability to successfully plan for and commercialize relugolix combination tablet and relugolix monotherapy tablet, if approved;
•	our ability to achieve commercial sales of any approved products, whether alone or in collaboration with others;
•	our ability to obtain coverage for our products if commercialized;
•	the rate and degree of market acceptance and clinical utility of any approved products;
•	our ability to initiate and continue relationships with third-party clinical research organizations and manufacturers;
•	our ability to quickly and efficiently identify and develop new product candidates;
•	our ability to hire and retain our key scientific and management personnel;
•	our ability to obtain, maintain and enforce intellectual property rights for our product candidates;
•	our estimates regarding our results of operations, financial condition, liquidity, capital requirements, access to capital, prospects, growth and strategies;
•
our ability to continue to fund our operations with the cash, cash equivalents, and marketable securities currently on hand, including our expectations for how long these capital resources will enable us to fund our operations;

•	our ability to draw under the Loan Agreement with Sumitomo Dainippon Pharma;
•	our ability to raise additional capital;
•	industry trends;

•	developments and projections relating to our competitors or our industry; and
•	the success of competing drugs that are or may become available.
In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative or plural of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
You should refer to the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Information regarding the selling shareholder has been provided by the selling shareholder.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs, preparations for potential future regulatory approvals, commercialization of relugolix combination tablet and relugolix monotherapy tablet, and potential business development opportunities, as well as for working capital, and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we may invest the net proceeds in short-term, interest-bearing investment grade securities such as money market funds, commercial paper, direct or guaranteed obligations of the U.S. government, and corporate debt securities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds.
We will not receive any of the proceeds from the sale of our common shares by the selling shareholder named in this prospectus under the caption “Selling Shareholder”; provided, however, that we will receive the exercise price that the selling shareholder pays to us to exercise the warrant for the shares to be sold by the selling shareholder as set forth under the caption “Selling Shareholder.”

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital and provisions of our memorandum of association and amended and restated bye-laws is a summary and is qualified entirely by reference to the applicable provisions of our memorandum of association, amended and restated bye-laws and the Bermuda Companies Act 1981, as amended, or the Companies Act. Our memorandum of association and amended and restated bye-laws are exhibits to the registration statement of which this prospectus forms a part filed with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
General
We are an exempted company limited by shares incorporated under the laws of Bermuda on February 2, 2016, under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016. The objects of our business are unrestricted, and Myovant Sciences Ltd. has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
Since our incorporation, other than a subdivision of our authorized and issued share capital and our initial public offering of common shares in November 2016, there have been no material changes to our share capital, mergers, amalgamations or consolidations of us or any of our subsidiaries, no material changes in the mode of conducting our business, and no material changes in the types of products produced or services rendered. There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries. There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.
Share Capital
Our authorized share capital consists of 564,111,242 common shares, $0.000017727 par value per common share. All of our issued and outstanding common shares are fully paid. Pursuant to our amended and restated bye-laws, subject to the requirements of the NYSE and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares on such terms and conditions as it may determine. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided our common shares remain listed on an appointed stock exchange (as defined in the Companies Act), which includes the NYSE.
Common Shares
Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a majority of votes cast at a general meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our amended and restated bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the common shares and may adversely affect the voting power of holders of common shares and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

Dividend Rights
Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third or more of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares. We shall not vary or alter the rights attaching to any class of shares if our board of directors determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to our company, any subsidiary of our company, or any direct or indirect holders of shares or our affiliates (as defined in our amended and restated bye-laws) may result from such variation.
Transfer of Shares
Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained or if it appears to our board of directors that any non-de minimis adverse tax, regulatory or legal consequences for us, any subsidiary of ours, holders of our common shares or our affiliates (as defined in our amended and restated bye-laws) would result from the transfer. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Any class of our shares that are listed or admitted to trading on an appointed stock exchange (such as the New York Stock Exchange) may be transferred in accordance with the rules and regulations of such exchange.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. While Bermuda law permits the shareholders to waive the requirement to hold an annual general meeting by resolution (either for a specific year or a period of time or indefinitely), our amended and restated bye-laws provide that, notwithstanding, an annual general meeting shall be held in each year.
Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our principal executive officer or the chairman or any two directors or any director and the secretary or our board of directors may convene an annual general meeting and our principal executive officer or the chairman or any two directors or any director and the secretary or our board of directors may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or ten days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of the NYSE, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total voting shares in our company.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the amended and restated memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors
Our amended and restated bye-laws provide that our board of directors shall consist of a single class of directors of such number of directors as the Nominating and Corporate Governance Committee of the board of directors may determine. Each director shall hold office until the next annual general meeting at which his or her successor is elected or appointed or if earlier, the next special general meeting called for the purpose of ending the term of such director and replacing that director, in each case, subject to his or her office being vacated sooner.
Nominations of persons for election as a director or the proposal of other business to be transacted by the shareholders may be made at an annual general meeting or special meeting only (1) by or at the direction of the board of directors, or (2) subject to any applicable law, by any Eligible Member of record at the time of giving of notice who complies with the notice procedures set forth in our amended and restated bye-laws. In the case of a special meeting, nominations may also be made pursuant to our notice of meeting or any supplement thereto. An “Eligible Member” is a shareholder that, together with the common shares held by its affiliates (as defined in our amended and restated bye-laws), owns of record shares that constitute five percent or more of the voting power of all issued shares that are eligible to vote at a general meeting and who has held such shares for at least three years.
Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days (or 60 days in the case of our Audit Committee’s proposal of a director) nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.
A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The term of a director may also be ended by an annual general meeting, or by a special general meeting called for the purpose of ending the term of such director and replacing that director, and the director’s office is deemed vacated if the director is not re-elected.
Proceedings of Board of Directors
Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our amended and restated bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.
The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.
A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law will not be entitled to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of our board of directors determines that such director is not disqualified from voting.
Contractual Limitations on Board Actions and Matters
We have entered into an Investor Rights Agreement, dated as of December 27, 2019, with Sumitomo Dainippon Pharma Co., Ltd. and Sumitovant Biopharma Ltd., collectively “Sumitomo”, pursuant to which, among other things, we have agreed as to certain limitations on actions that our board of directors and various committees of the board of directors may take, as well as the composition of our board of directors and various committees of the board of directors, for so long as Sumitomo continues to hold more than 50% of the total voting power of our equity securities.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we may advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.
Amendment of Memorandum of Association and Bye-laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations and Mergers
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of a simple majority of shareholders voting at a meeting to approve the amalgamation or merger agreement shall be sufficient (except for an amalgamation or merger that is a “business combination”), and the quorum for such meeting shall be two or more persons holding or representing more than 50% of the total voting shares in the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Business Combinations
Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:
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prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (1) by persons who are directors and also officers and (2) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.
Capitalization of Profits and Reserves
Pursuant to our amended and restated bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Untraced Shareholders
Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement conferred on the company in respect of the foregoing, ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of any of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda

Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.
Transfer Agent and Registrar
A register of holders of the common shares will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the U.S. by American Stock Transfer & Trust Company, LLC, which also serves as transfer agent. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
The transfer agent for any series of preference shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing
Our common shares are listed on the NYSE under the trading symbol “MYOV.”
Bermuda Taxation Impacts on U.S. Holders of our Common Shares
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.
U.K. Taxation Impacts on U.S. Holders of our Common Shares
The discussion below is intended as a general guide to certain aspects of U.K. tax law and HM Revenue & Customs, or HMRC, published practice applying as at the date of this filing (both of which are subject to change at any time, possibly with retrospective effect) which relate to our common shares. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of our common shares. In particular it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Dividends
Withholding Tax
Dividends paid by the company are not subject to any withholding or deduction for or on account of U.K. tax.
Stamp Duty and Stamp Duty Reserve Tax
No UK stamp duty or UK stamp duty reserve tax, or SDRT, will be payable on the issue or transfer of, or agreement to transfer, our common shares, subject to the comments below.
UK stamp duty will in principle be payable on any instrument of transfer of our common shares (where the amount or value of the consideration is more than £1,000) that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. No UK stamp duty should be payable on the transfer of our common shares, provided that any transfer documents are executed and retained outside the United Kingdom. Holders of common shares should be aware that, even where an instrument of transfer is in principle subject to UK stamp duty, UK stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership by updating a share register held in the United Kingdom or in litigation in a UK court.
Provided that our common shares are not registered in any register maintained in the United Kingdom by us or on our behalf and are not paired with any shares or securities issued by a UK incorporated company, any agreement to transfer common shares will not be subject to SDRT.
Our common shares are not paired with any shares or securities issued by a UK incorporated company and we do not intend that any register of common shares will be maintained in the United Kingdom by us or on our behalf.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may issue under this prospectus, which may consist of warrants to purchase common shares, preference shares or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common shares, preference shares or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preference shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	the performance of third party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SHAREHOLDER
Hercules Capital, Inc.
On October 16, 2017, we entered into a Loan and Security Agreement, or the Hercules Loan Agreement, with the lenders from time to time party thereto and Hercules Capital, Inc., or Hercules, as agent for itself and the lenders. The Hercules Loan Agreement provided for up to $40 million principal amount of term loans. At closing, $25 million principal amount was funded to us and, in connection therewith, we issued a warrant to Hercules, which is exercisable for an aggregate of 49,800 of our common shares and contains “piggyback” registration rights for such common shares. The warrant is exercisable in whole or in part at any time until October 16, 2024.
On March 26, 2018, an additional $15 million was funded to us pursuant to the terms and conditions of the Hercules Loan Agreement, so that the total principal amount of the term loan outstanding under the Hercules Loan Agreement was $40 million. In connection with this additional funding, we issued a warrant to Hercules, which is exercisable for an aggregate of 23,910 of our common shares, which also contains “piggyback” registration rights for such common shares. The warrant is exercisable in whole or in part at any time until October 16, 2024. This prospectus covers the resale of these 23,910 shares by Hercules and its trustees, pledges, donees or successors. Other than the Hercules Loan Agreement and the warrant, Hercules has not had any material relationship with us since our inception in February 2016. To our knowledge, Hercules does not have beneficial ownership of any shares other than the 73,710 common shares issuable pursuant to the terms of the warrants, which is less than 1% of our outstanding common shares. If Hercules sells all shares 23,910 shares being offered pursuant to this prospectus, Hercules will continue to beneficially own the 49,800 common shares issuable pursuant to the terms of the first warrant, which is less than 1% of our outstanding common shares.
We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of Hercules’s counsel. Hercules will pay any underwriting or broker discounts and any commissions incurred by Hercules in selling its common shares. Hercules may sell all, some or none of its common shares included in this prospectus. See “Plan of Distribution.” Hercules may also sell or transfer all or a portion of its common shares pursuant to any available exemption from the registration requirements of the Securities Act.
PLAN OF DISTRIBUTION
We and the selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We and the selling shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We and the selling shareholder may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at-the-market” offering as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the New York Stock Exchange or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us or the selling shareholder ;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We and the selling shareholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We and the selling shareholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We and the selling shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We and the selling shareholder may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
The selling shareholder may be deemed to be an underwriter under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
Cooley LLP will pass upon legal matters for us regarding the validity of the debt securities and warrants under New York law. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Conyers Dill & Pearman Limited, our special Bermuda counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Myovant. The address of the SEC website is www.sec.gov.
We maintain a website at www.myovant.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37929):
•	our Annual Report on Form 10-K for the year ended March 31, 2019, which was filed on May 24, 2019;
•	the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement on Schedule 14A which was filed on July 25, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which was filed on August 6, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which was filed on November 12, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, which was filed on February 10, 2020;
•	our Current Reports on Form 8-K, filed with the SEC on May 14, 2019, May 31, 2019, August 27, 2019, October 31, 2019, December 30, 2019, and May 8, 2020; and
•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on October 24, 2016, including any amendments or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Myovant Sciences Ltd.
c/o Myovant Sciences, Inc.
2000 Sierra Point Parkway, 9th Floor
Brisbane, CA 94005
Attn: Investor Relations
650-238-0250

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
Amount
SEC registration fee	$38,980
The New York Stock Exchange listing fee	*
FINRA filing fee (if applicable)	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Printing and miscellaneous fees and expenses	*
Total	$*
*
These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law. These indemnification agreements may require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter shareholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our shareholders.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification by the registrant.
The underwriting agreement that we may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.
Item 16.	Exhibits
Exhibit Number	Description of Document	Schedule / Form	File No.	Exhibit No.	Filing Date
1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation.	S-1	333-213891	3.1	09/30/2016

3.2	Memorandum of Association.	S-1	333-213891	3.2	09/30/2016

3.3	Fifth Amended and Restated Bye-Laws.	10-Q	001-37929	3.3	02/10/2020

4.1	Form of Debt Indenture between the Registrant and one or more trustees to be named	S-3	333-221526	4.1	11/13/2017

4.2*	Form of Note

4.3	Form of Common Share Warrant Agreement and Warrant Certificate	S-3	333-221526	4.3	11/13/2017

4.4	Form of Preference Share Warrant Agreement and Warrant Certificate	S-3	333-221526	4.4	11/13/2017

4.5	Form of Debt Securities Warrant Agreement and Warrant Certificate	S-3	333-221526	4.5	11/13/2017

4.6*	Form of Certificate of Designations of Preference Shares

5.1	Opinion of Conyers Dill & Pearman Limited as to legality

5.2	Opinion of Cooley LLP

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	Consent of Cooley LLP (included in Exhibit 5.2)

24.1	Power of Attorney	S-3	333-231764	Sig. Pg.	5/24/2019

25.1	Statement of Eligibility of Trustee under the Debt Indenture (to be filed separately under the electronic form type 305B2, if applicable)
*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933:
(i)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on May 14, 2020.
MYOVANT SCIENCES LTD.
By:	/s/ Lynn Seely
Lynn Seely
(Principal Executive Officer and Director)
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Lynn Seely	Principal Executive Officer and Director	May 14, 2020
Lynn Seely

/s/ Frank Karbe	Principal Financial and Accounting Officer	May 14, 2020
Frank Karbe

*	Chairman and Director	May 14, 2020
Myrtle Potter

*	Director	May 14, 2020
Terrie Curran

*	Director	May 14, 2020
Mark Guinan

Director
Adele Gulfo

Director
Hiroshi Nomura

*	Director	May 14, 2020
Kathleen Sebelius
*By:	/s/ Lynn Seely
Lynn Seely
Attorney-in-Fact

Exhibit 5.1
May 14, 2020
Matter No.:366126
Doc Ref: 15534144.2
+1 441 298 746
neil.henderson@conyersdill.com
Myovant Sciences Ltd.
Suite 1, 3rd Floor
11-12 St James’s Square
London SW1Y 4LB
United Kingdom
Dear Sirs,
Myovant Sciences Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with an registration statement on Form S-3 as amended by a Post-Effective Amendment No.1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 14, 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to $300,000,000 of any combination of the Company’s common shares, par value US$0.000017727 each (“Common Shares”), preference shares par value US$0.000017727 each (“Preference Shares” and, together with Common Shares, “Equity Securities”, which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), debt securities, warrants to purchase common shares, warrants to purchase preference shares and debt securities, and 23,910 Common Shares (the “Selling Securityholder Shares”) offered by Hercules Capital, Inc. as the “Selling Securityholder” (collectively, the “Securities”).
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on May 14, 2020, minutes certified by the Secretary of the Company of a meeting of the board of directors of the Company held on 23 May 2019 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (g) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (h) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), which includes the New York Stock Exchange; (i) that the form and terms of any and all Preference Shares will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda; (j) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the

Company and all other parties thereto; (k) that the issuance and sale of and payment for the Securities will be in accordance with the applicable definitive purchase, underwriting or similar agreement duly approved by the Board and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (l) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.
“Non-assessability” is not a legal concept under Bermuda law, but when we describe the Common Shares (including the Selling Securityholder Shares) and/or Preference Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares (including the Selling Securityholder Shares) and Preference Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares (including the Selling Securityholder Shares) or Preference Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Upon the due issuance of Common Shares (including the Selling Securityholder Shares) and/or Preference Shares and payment of the consideration therefor, such Common Shares (including the Selling Securityholder Shares) and/or Preference Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
Conyers Dill & Pearman Limited

Exhibit 5.2

Kenneth L. Guernsey
T: +1 415 693 2091
kguernsey@cooley.com
May 14, 2020
Myovant Sciences Ltd.
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
Ladies and Gentlemen:
We have acted as U.S. counsel to Myovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration by the Company of:
•	common shares, par value $0.000017727 per share, of the Company (the “Common Shares”);
•	preference shares, par value $0.000017727 per share, of the Company (the “Preference Shares”);
•
debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

•
warrants to purchase Common Shares, Preference Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.3, 4.4 and 4.5, respectively, to the Registration Statement (each, a “Warrant Agreement”).

The Debt Securities and the Warrants, plus any additional Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.
In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
In rendering this opinion, we have assumed; the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Debt Securities issuable upon exercise of any Warrants, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
We have assumed further that (i) the Company is validly existing under the laws of Bermuda, has the corporate or similar power to enter into and perform its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with their respective terms and has duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with its organizational documents and the laws of Bermuda, (ii) any Common Shares or Preference Shares issued upon conversion of the Debt Securities or exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable, and (iii) the execution, delivery and performance by the Company of its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture do not and will not violate the laws of Bermuda or any other applicable laws (excepting from such assumption the laws of the State of New York).
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
1.
With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Amended and Restated Bye-laws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.
With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Amended and Restated Bye-laws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
*****
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.
Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
Very truly yours,
Cooley LLP
By:	/s/ Kenneth L. Guernsey
Kenneth L. Guernsey

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Myovant Sciences Ltd. for the registration of Common Shares, Preference Shares, Debt Securities and Warrants and to the incorporation by reference therein of our reports dated May 24, 2019, with respect to the consolidated financial statements of Myovant Sciences Ltd., and the effectiveness of internal control over financial reporting of Myovant Sciences Ltd., included in its Annual Report (Form 10-K) for the year ended March 31, 2019, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Redwood Shores, California
May 14, 2020